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                                 PROMISSORY NOTE

$3,000,000.00                                           Oklahoma City, Oklahoma
                                                        June 7, 1996

     FOR VALUE RECEIVED, the undersigned, PERFORMANCE DODGE, INC., an Oklahoma Corporation (hereinafter referred to as "Maker") whose notice address is 7609 S.E. 29th Street, Midwest City, Oklahoma 73110, hereby promises to pay to the order of GENERAL MOTORS ACCEPTANCE CORPORATION, (hereinafter referred to as "GMAC") at its place of business, 6303 Waterford Boulevard, Suite 100, Oklahoma City, Oklahoma 73118, or such other place as may be designated in writing by the holder of this Note, upon demand, the principal sum of THREE MILLION DOLLARS ($3,000,000.00), or such lesser amount as shall be equal to the aggregate principal amount of advances made by GMAC to Maker under the Used Vehicle Wholesale Borrowing Base Credit Line Agreement ("BBCL") of the same date of this Note, together with interest on the amount of the unpaid balance at the rate set forth below with such interest on the outstanding principal balance to be paid monthly commencing July 1, 1996 and on the same day of each month thereafter until paid in full as provided herein. Maker is to pay such amounts of principal as provided herein. Maker is to pay such amounts of principal as maker shall choose, but such payments shall not be in increments of less than Ten Thousand Dollars ($10,000.00); provided, however, Maker shall immediately pay such principal amounts so that the amounts advanced by GMAC under the BBCL shall never exceed the amount of THREE MILLION DOLLARS ($3,000,000.00).

     The rate of interest will be one percent (1.00%) above the higher of: (i) 5.00% per annum; or (ii) the rate announced from time to time by a majority of the 12 largest commercial banks operating in the United States as their base or prime rate for computing interest on loans to borrowers of the highest credit standing (the "Prime Rate"), minus the rate paid by Maker under the GMAC Wholesale Interest Plan ("WIP"). As of the date of this Note, the Prime Rate is eight and one quarter percent (8.25%) and the rate of interest under the GMAC WIP is one and one-quarter percent (1.25%). The initial rate of interest upon this Note is therefore eight percent (8%) per annum. such rate of interest shall increase or decrease hereafter by the same amount as any increase or decrease of the Prime Rate, effective on the first day of the calendar month following each change in the Prime Rate. In no event shall the interest provided for herein exceed the maximum permitted by law, which the parties recognize may change from time to time.

     Interest shall accrue from the date of advance up to but excluding the date of repayment of this Note. If advances are made on a date other than the first day of any month, the computation of interest from and including the date of advance up to but excluding the first day of the next month (the "Initial Period") shall be calculated by dividing the actual number of days in the Initial Period by the total number of days in the month of such advance, multiplying the quotient thereof by the quotient resulting


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from the division of the annual interest rate by twelve, and multiplying the resulting product thereof by the unpaid principal balance. Computation of interest due on each monthly payment after any Initial Period shall be calculated by dividing the annual interest rate by twelve and multiplying the quotient thereof by the unpaid principal balance. Computation of interest due for any irregular period occurring as a result of prepayment, shall be calculated in the same manner as the Initial Period.

     This Note is secured by (1) personal property of Borrower more specifically described in a Security Agreement of even date; (2) all collateral of Borrower heretofore or hereafter granted to payee; and (3) assets of Borrower in the possession of payee from time to time for any purpose.

     The holder hereof shall have the right, at its option, to declare the whole amount remaining unpaid to be forthwith due and payable if the undersigned defaults in the payment of any installment of principal or interest when same shall become due or payable, or if the undersigned defaults in the performance of any agreement or condition contained in the BBCL Agreement executed by the undersigned, dated June 7th, 1996, and any amendments thereto, or in the Security Agreement securing this indebtedness, and such default shall be continuing at the time of such declaration; or if there is material default by any Guarantor under the terms of his/her Guaranty of the indebtedness evidenced by this Note; or in the event of a proceeding in bankruptcy, insolvency, or receivership by or against the undersigned Maker or its property; or the holder hereof deems itself insecure.

     Maker hereby agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instrument securing payment of this Note, Maker will pay to such holder its reasonably attorney's fees and all court costs and other expenses incurred in connection herewith.

     Maker hereby waives notice of presentment, presentment, notice of dishonor and demand.

     IN WITNESS WHEREOF, the undersigned have executed this Note effective the date first above written.

                                                     PERFORMANCE DODGE, INC.,
Witness:                                             an Oklahoma Corporation



/s/ [ILLEGIBLE]                                      /s/ Bill Gilliland
- -----------------------------                        ---------------------------
                                                     BILL GILLILAND, President

                                                     "MAKER"